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                                 VAN ECK FUNDS

                                AMENDMENT NO. 3

                TO AMENDED AND RESTATED MASTER TRUST AGREEMENT

     Amendment No. 3 to the Amended and Restated Master Trust Agreement dated February 6, 1992 (amending the Master Trust Agreement dated April 3, 1985) (the "Agreement"), of Van Eck Funds (the "Trust"), made at New York, New York this 16th day of December, 1993.


                             W I T N E S S E T H:
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     WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended from time to time, as long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, by an instrument in writing, signed by an officer of the Trust pursuant to a vote of a majority of the Trustees of the Trust; and

     WHEREAS, Section 4.1 of the Agreement provides that the Trustees of the Trust may establish and designate series of Shares of the Trust and classes thereof; and

     WHEREAS, a majority of the Trustees of the Trust have voted to establish two classes of shares of the Asia Dynasty Fund, which classes are designated as Class A and Class B; and

     WHEREAS, a majority of the Trustees of the Trust have voted to establish a new series of the Trust, which series is designated as the Global Balanced Fund, and to establish two classes of shares thereof, which classes are designated as Class A and Class B; and

     WHEREAS, a majority of Trustees have duly approved this amendment to the Agreement and authorized the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

     NOW, THEREFORE, the undersigned Michael G. Doorley the duly elected and serving Vice President of the Trust, pursuant to the authorization described above, hereby declares that the initial paragraph of Section 4.2 of the Agreement is amendment to add additional Sub-Trusts and to read as follows:

          "Section 4.2 Establishment and Description of Sub-Trusts. Without
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          limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-Trusts: World Trends Fund, Gold/Resources Fund, U.S. Government Money Fund, World Income Fund, International Growth Fund, International Investors Gold Fund, Asia Dynasty Fund (Class A and Class B), Global Balanced Fund (Class A and Class B), World High Income Trust, World Income Plus Fund, Strategic World Income Fund, Global 500 Trust, Global 500 Income Trust, American Trust, American Growth Trust, Balanced Growth Trust, Flexible Income Trust, U.S./Global Short-Term Trust, International Asset Allocation Trust, and Foreign Currency Trust. The World Trends Fund, Gold/Resources Fund, U.S. Government Money Fund, World Income Fund, International Growth Fund, International Investors Gold Fund, Asia Dynasty Fund (Class A and Class B), Global Balanced Fund (Class A and Class B), World High Income Trust, World Income Plus Fund, Strategic World Income Fund, Global 500 Trust, Global 500 Income Trust, American Trust, American Growth Trust, Balanced Growth Trust, Flexible Income Trust, U.S./Global Short-Term Trust, International Asset Allocation
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          Trust, and Foreign Currency Trust and any Shares of any further Sub-
          Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"


WITNESS my hand and seal this 16th day of December, 1993.



/s/ Thaddeus Leszczynski
Thaddeus Leszczynski, Vice President


STATE OF NEW YORK    )
                     )
COUNTY OF NEW YORK   )

     Then personally appeared the above-named Thaddeus Leszczynski and acknowledged this instrument to be his free act and deed this 15th day of December, 1993.



/s/ Henry G. Neger
Notary Public


My Commission Expires: 12/31/93